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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

   The financial statements of the North American Antenna Sites Business of Motorola, Inc. as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, have been included herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                                          KPMG LLP

Chicago, Illinois
July 2, 1999